Exhibit 10.4

SHARE EXCHANGE AGREEMENT

BY AND AMONG

MEDICINE MAN TECHNOLOGIES INC.,

SUCCESS NUTRIENTS INC.

AND

THE SHAREHOLDERS OF SUCCESS NUTRIENTS INC.

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of February 27, 2017, by and among MEDICINE MAN TECHNOLOGIES, INC. a Nevada corporation ("MMT"), whose principal place of business is located at 4880 Havana Street, Suite 102 South, Denver, Colorado 80239; SUCCESS NUTRIENTS INC., a Colorado corporation ("SN"), with its principal place of business located at 1850 Bassett St., No 1211, Denver, CO 80202; and all of the shareholders of SN (the “Shareholders”), jointly and severally, who hereby agree as follows.

RECITALS

WHEREAS, Shareholders own all of the issued and outstanding Common Shares (as defined in Section 1.1) of SN (the “SN Shares”), which constitute all of the issued and outstanding securities of SN as of the date hereof; and

WHEREAS, MMT desires to acquire all of the SN Shares from the Shareholders and the Shareholders desire to exchange their SN Shares for shares of MMT’s common stock on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

EXCHANGE OF SHARES

1.1 Exchange of Shares. At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement, the Shareholders agree to exchange, sell, transfer and assign to MMT, and MMT agrees to acquire from the Shareholders, all of their SN Shares in exchange for an aggregate of 3.5 million shares of MMT’s common stock (the “MMT Shares”). As of Closing, the SN Shares shall constitute one hundred percent (100%) of the issued and outstanding securities of SN in the aggregate. The exchange of the SN Shares for the MMT shares of common stock contemplated hereunder shall be referred to herein as the "Transaction."

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1.2 Closing; Effective Time.

(a) The closing of the Transaction (the "Closing") shall take place at the offices of counsel to MMT, or such other location as the parties may so agree on or before March 1, 2017, after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date" or the “Closing”). As soon as is practicable after the Closing, the parties hereto shall cause the Transaction to be consummated by delivering to the Secretary of State of the State of Colorado Statement of Share Exchange (the “Statement of Share Exchange”), in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the Colorado Business Corporations Act (“CBCA”), and delivering to the Secretary of State of the State of Nevada Articles of Exchange (the “Articles of Exchange”), in such form as required by, and executed and acknowledged in accordance with the Nevada Revised Statutes. The Transaction shall become effective as of the date and at such time (the “Effective Time”) as the Nevada Articles of Exchange is filed with the Secretary of State of the State of Nevada and the Colorado Statement of Share Exchange is filed with the Secretary of State of the State of Colorado.

(b) The Parties hereto hereby agree that, for accounting purposes, the effective date of the Merger shall be March 1, 2017 (the “Effective Time”).

1.3 Delivery of Certificates Representing the SN Shares. On the Effective Time, the Shareholders shall deliver their certificates representing their SN Shares, duly endorsed to MMT or accompanied by stock powers or other assignments or documents to effectuate transfer of the SN Shares duly endorsed to MMT, with (i) all such other documents as may be required to vest in MMT good and marketable title to the SN Shares free and clear of any and all Liens (as defined in Section 2.3 hereof), and (ii) all necessary stock transfer and any other required documentary stamps. The Shareholders shall cause SN to recognize and record the transfers described in this Section 1.3 on its transfer books.

1.4 Issuance of Certificates Representing the MMT Shares. On the Effective Time, or as soon thereafter as practical, MMT shall cause the MMT Shares to be issued to the Shareholders as provided in Section 1.1 above, pro rata to their respective ownership of the SN Shares or as the Shareholders shall direct, so long as such direction is acceptable to legal counsel of MMT. Thirty-five (35) shares of MMT’s common stock shall be issued for each shares of SN common stock issued and outstanding at the Effective Time. A list of the Shareholders and their respective shares owned in SN, as well as the number of MMT Shares to be issued in the Transaction, is attached hereto as Exhibit “B.”

The MMT Shares, when issued, shall be “restricted” shares (as that term is defined under the Securities Act of 1933, as amended) (the “Act”) and may not be sold, transferred or otherwise disposed of by the Shareholders without registration under the Act or an available exemption from registration under the Act. The certificates representing the MMT Shares will contain the appropriate restrictive legends. MMT shall cause its Transfer Agent to recognize and record the transfers described in this Section 1.4 on its transfer books, and MMT shall issue appropriate stop-transfer instructions to the Transfer Agent with respect to the MMT Shares.

1.5 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest MMT with full right, title and possession to the SN Shares, the Shareholders will take all such lawful and necessary action.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SN AND SHAREHOLDERS

SN and the Shareholders hereby represent and warrant to their respective knowledge, and covenant with, MMT with respect to those matters set forth in this Article II. For purposes of this Agreement, the disclosure of any matter in a schedule to this Agreement (the “Disclosure Schedule”) shall serve as a sufficient disclosure for purposes of any and all representations and warranties in this Agreement to which such matter logically relates and where such deemed inclusion can be reasonably inferred from the matter and shall be deemed to modify such representation and warranty to the full extent of the disclosure. It is understood that the listing (or inclusion of a copy) of a document or other item on the Disclosure Schedule shall be deemed adequate disclosure of the document or item and its contents. The Seller shall make a good faith effort to list or cross reference matters on the Disclosure Schedule to which the matter logically relates.

2.1 Ownership of Shares. Shareholders are the record and beneficial owners of all of the issued and outstanding SN Shares.

2.2 Authority. The Shareholders have full power and authority and are competent to (i) execute, deliver and perform this Agreement, and each ancillary document which Shareholders have executed or delivered or are to execute or deliver pursuant to this Agreement, and (ii) carry out Shareholders obligations hereunder and thereunder, without the need for any Governmental Action/Filing (as defined herein). The execution, delivery and performance by the Shareholders to this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Shareholders are a party or are bound or to which any of the properties or assets of the Shareholders are subject, or any Legal Requirement (as defined herein) to which such Shareholders are subject, or result in the creation of any Lien (as defined in Section 2.3) on the Shares. This Agreement, and Shareholders ancillary document to be executed and delivered by such Shareholders at the Closing, have been duly executed and delivered by such Shareholders (and each ancillary document to be executed and delivered by Shareholders at or after the Closing will be duly executed and delivered by Shareholders), and this Agreement constitutes, and each ancillary document, when executed and delivered by Shareholders will constitute such Shareholders’ legal, valid and binding obligation, enforceable against Shareholders in accordance with its terms. For purposes of this Agreement, (x) the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority, and (y) the term "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.8(b)), and all requirements set forth in applicable Contracts (as defined in Section 2.18(a)).

2.3 Title to Shares. The Shareholders have and shall transfer to MMT at the Closing good and marketable title to all of their SN Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer (other than federal and state securities laws restrictions on transfer) or adverse claims of any nature whatsoever ("Liens").

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2.4 Acquisition of MMT Shares for Investment.

(a) The Shareholders are acquiring the MMT Shares to be issued to them for investment for Shareholders own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and neither Shareholder has any present intention of selling, granting any participation in, or otherwise distributing the same. Each Shareholder further represents that he/she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the MMT Shares.

(b) The Shareholders understand that the MMT Shares are not and will not be registered under the Securities Act, that the sale and the issuance of the MMT Shares is intended to be exempt from registration under the Act pursuant to Section 4(2) thereof, and that MMT's reliance on such exemption is predicated on each Shareholders’ representations set forth herein. The Shareholders represent and warrant that: (i) he or she can bear the economic risk of their investment, and (ii) he or she possesses such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the MMT Shares.

(c) The Shareholders acknowledge that neither the US Securities and Exchange Commission, nor the securities regulatory body of any state or other nation has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(d) The Shareholders acknowledge that they have carefully reviewed such information as they deemed necessary to evaluate an investment in the MMT Shares. To their full satisfaction the Shareholders have been furnished all materials requested relating to MMT and the issuance of the MMT Shares hereunder, and the Shareholders has been afforded the opportunity to ask questions of MMT's representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of MMT set forth in this Agreement, on which the Shareholders have relied in making an exchange of their Shares for the MMT Shares.

(e) The Shareholders understand that the MMT Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the MMT Shares or any available exemption from registration under the Act, the MMT Shares must be held indefinitely. Shareholders further acknowledge that the MMT Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, or the MMT Shares have been registered with the US Securities and Exchange Commission.

2.5 Organization and Qualification of SN.

(a) SN is a corporation duly organized, validly existing and in good standing under the laws of Colorado and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by SN to be conducted. SN is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by SN to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.2(b)) on SN. Complete and correct copies of the Articles of Incorporation, Bylaws and all corporate minutes (or other comparable governing instruments with different names) (collectively referred to herein as "Charter Documents") of SN, as amended and currently in effect, are attached hereto as Schedule 2.5. SN is not in violation of any of the provisions of its Charter Documents.

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(b) SN is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SN.

(c) The minute books of SN contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and Shareholders ("Corporate Records") since the time of SN's organization. Copies of such Corporate Records of SN have been heretofore delivered to MMT.

(d) The transfer records of SN contain true, complete and accurate records of Shareholders transfers involving the SN Shares ("Shareholders Records") of SN since the time of SN's organization.

2.6 Subsidiaries. SN has no subsidiary companies. SN does not own, directly or indirectly, any other ownership, equity, profits or voting interest in any other entity or Person or has any agreement or commitment to purchase any such interest, and SN has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or any date hereafter, under which it may be obligated to make any future investment in or capital contribution to any other entity or Person.

For purposes of this Agreement, (i) the term "Subsidiary" shall mean any entity in which SN, directly or indirectly, owns beneficially securities or interests representing 50% or more of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise, and (ii) the term "Person" shall mean and include an individual, a corporation, a partnership (general or limited), a joint venture, an association, a trust or any other organization or entity, including a government or political subdivision or an agency or instrumentality thereof.

2.7 Capitalization of SN.

(a) All issued and outstanding SN shares are legally issued, fully paid and non-assessable, and are not issued in violation of the preemptive or other rights of any person.

(b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of SN, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which SN is a party or by which it is bound obligating SN to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any Shares or similar ownership interests of SN or obligating SN to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(c) There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which SN is a party or by which SN is bound with respect to any equity security of any class of SN.

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2.8 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Shareholders does not, and the performance of this Agreement by the Shareholders shall not, (i) conflict with or violate SN's Charter Documents, (ii) subject to obtaining the adoption of this Agreement and the Transaction by the Shareholders, conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair SN's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of SN pursuant to, any Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on SN.

(b) The execution and delivery of this Agreement by the Shareholders does not, and the performance of their obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, self-regulatory organization, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which SN is qualified to do business, (ii) consents, approvals, authorizations, permits, filings and notices to be obtained or made prior to Closing, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SN or, after the Closing, MMT, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.9 Compliance. SN has complied with, is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on SN. The businesses and activities of SN have not been and are not being conducted in violation of any Legal Requirements. SN is not in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. Neither SN nor the Shareholders have received any notice of non-compliance with any Legal Requirement (and the Shareholders have no Knowledge of any such notice delivered to any other Person). The Shareholders are not in violation of any term of any contract or covenant (either with SN or another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

2.10 Financial Statements of SN.

(a) SN has delivered to MMT copies of its unaudited financial statements for the period from its inception through December 31, 2016. The SN Financial Statements present fairly the financial condition and results of operations of SN at the dates and for the periods covered by the SN Financial Statements. SN represents and warrants that there has been no material adverse change in the financial condition of SN subsequent to December 31, 2016.

(b) The SN Financial Statements and any notes related thereto comply as to form in all material respects with applicable accounting requirements, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments none of which are or will be material in amount, individually or in the aggregate) the consolidated financial position of SN as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

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(c) SN does not have any direct or indirect liabilities that were not fully and adequately reflected or reserved against on the balance sheet or described in the notes to the audited financial statements of SN. SN has no Knowledge of any circumstance, condition, event or arrangement that has taken place at any time that may hereafter give rise to any liabilities.

2.11 No Undisclosed Liabilities. SN has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet which are, individually or in the aggregate, material to the business, results of operations or financial condition of SN.

2.12 Litigation. There are no claims, suits, actions, proceedings pending or, to Shareholders Knowledge, threatened against SN, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on SN or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

2.13 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon SN or to which SN is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of SN, any acquisition of property by SN or the conduct of business by SN as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on SN.

2.14 Title to Property. Other than as described in Schedule 2.14 hereto, SN owns no other properties.

2.15 Taxes.

(a) Filing of Tax Returns. SN has timely filed, or have had timely filed on their behalf, with the appropriate Taxing authorities all Tax Returns in respect of Taxes required to be filed by them. The Tax Returns filed (including any amendments thereof) are complete and accurate in all material respects. SN has not requested any extension of time within which to file any Tax Return in respect of any Taxes, which Tax Return has not since been filed in a timely manner. To the Knowledge of SN, no claim has ever been made by any Taxing authority in a jurisdiction where SN does not file Tax Returns, or has Tax Returns filed on their behalf, that they are or may be subject to taxation by that jurisdiction, or liable for Taxes owing to that jurisdiction.

(b) Payment of Taxes. All Taxes owed by SN (whether or not shown as due on any Tax Returns) have been paid in full or adequate reserves on their respective books and/or records have been established. SN has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. SN has made all required estimated Tax payments sufficient to avoid any underpayment penalties. The unpaid Taxes of SN (A) do not, as of the Closing Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect the timing differences between book and Tax income) set forth on the face of SN’s most recent balance sheets (rather than any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of SN in filing, or having filed on their behalf, their Tax Returns. The charges, accruals and reserves on the books of SN in respect of any liability for Taxes (x) based on or measured by net income for any years not finally determined, (y) with respect to which the applicable statute of limitations has not expired or (z) that has been previously deferred, are adequate to satisfy any assessment for such Taxes for any such years.

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(c) Audits, Investigations or Claims. There is no dispute or claim which has not been resolved concerning any Tax liability of SN either (A) claimed or raised by any Taxing authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of SN has Knowledge. There is no currently pending audit of any Tax Return of SN by any Taxing authority, and SN has not ever been notified in writing that any Taxing authority intends to audit any Tax Return of SN. SN has not executed any outstanding waivers or consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

(d) Lien. There are no encumbrances for Taxes (other than for current Taxes not yet due and payable) on any assets of SN.

(e) Tax Elections. SN (i) has not agreed, or are required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) have not made an election pursuant to Code Sections 338 or 336(e) or the regulations thereunder or any comparable provisions of any foreign or state or local income tax law; (iii) is not subject to any constructive elections under Code Section 338 or the regulations thereunder; (iv) has not made any payments, are obligated to make any payments, or are a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under §280G and §162(m) of the Code; and (v) has not made any of the foregoing elections or are required to apply any of the foregoing rules under any comparable state or local income Tax provision.

(f) Prior Affiliated Groups. SN (A) has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code and (B) does not have any liability for the Taxes of any person under Treas. Reg. §1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(g) Tax Sharing Agreements. SN is not a party to any Tax allocation, indemnity or sharing or similar agreement.

(h) Section 355. SN has not distributed the stock of a “controlled corporation” (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

(i) Partnerships. SN does not own an interest in a partnership for Tax purposes.

2.16 Brokers; Third Party Expenses. The Shareholders have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.17 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

"Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefore, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs and any registrations and applications therefore; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefore (collectively, "Trademarks"); (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

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"Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, SN or MMT, as applicable.

"Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

"Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, SN or MMT, as applicable.

"Company Products" means all current versions of products or service offerings of SN or MMT, as applicable.

(a) No Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by SN, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on SN.

(b) SN owns and has good and exclusive title to, each material item of Company Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted in the ordinary course); and SN is the exclusive owner of all material Trademarks used in connection with the operation or conduct of the business of SN, including the sale of any products or the provision of any services by SN.

(c) The operation of the business of SN as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of SN (including Products), and (ii) SN's use of any product, device or process, to SN's Knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

2.18 Agreements, Contracts and Commitments.

(a) Schedule 2.18 hereto sets forth a complete and accurate list of all Material Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement:

"Contracts" shall mean all contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which SN is a party or by or to which any of the properties or assets of SN may be bound, subject or affected (including without limitation notes or other instruments payable to SN).

"Material Contracts" shall mean (x) each Contract (I) providing for payments (past, present or future) to SN in excess of $50,000 in the aggregate or (II) under which or in respect of which SN presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000, (y) each Contract which otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of SN and (z) without limitation of subclause (x) or subclause (y), each of the following Contracts:

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(i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from SN, any Subsidiary, or any officer, director or 5% or more stockholder ("Insider") of SN;

(ii) any guaranty, direct or indirect, by SN or any Insider of SN of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii) any Contract made other than in the ordinary course of business or (x) providing for the grant to any preferential rights to purchase or lease any asset of SN, or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of SN;

(iv) any obligation to register any Shares or other securities of SN with the U.S. Securities and Exchange Commission ("SEC") or any state securities commission or agency;

(v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vi) any collective bargaining agreement with any labor union;

(vii) any lease or similar arrangement for the use by SN of Personal Property; and

(viii) any Contract to which any Insider of SN is a party.

(b) Each Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Contracts (or written summaries in the case of oral Material Contracts) and of all outstanding offers or proposals of SN have been heretofore delivered to MMT.

(c) Neither SN nor any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Contract, and no party to any Contract has given any notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on SN. Each Contract to which SN is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on SN.

2.19 Interested Party Transactions. No employee, officer, director or Shareholder of SN or a Shareholder’s of his immediate family is indebted to SN, nor is SN indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of SN, and (iii) for other employee benefits made generally available to all employees. To each Shareholders Knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom SN is affiliated or with whom SN has a contractual relationship, or any Person that competes with SN, except that each employee, Shareholders, officer and director of SN and Shareholders of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with SN. To each Shareholders Knowledge, no manager or Shareholders or any Shareholders of their immediate families is, directly or indirectly, interested in any material contract with SN (other than such contracts as relate to any such individual ownership of Shares or other securities of SN).

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2.20 Representations and Warranties Complete. The representations and warranties of the Shareholders included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MMT

Except as set forth on the disclosure schedules, MMT hereby represents and warrants to SN and the Shareholders as follows:

3.1 Organization and Qualification; MMT is a corporation, duly incorporated or organized, validly existing and in good standing under the laws of Nevada, has requisite power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as currently conducted. MMT is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on MMT.

3.2 Authority to Execute and Perform Agreement. MMT has the requisite power and all authority required to enter into, execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transaction. The execution, delivery and performance of this Agreement and the consummation of the Transaction have been duly authorized by all necessary corporate action.

3.3 Binding Effect. This Agreement has been validly executed and delivered by MMT and, assuming the due execution and delivery hereof by SN, constitutes a valid and binding obligation of MMT, enforceable against MMT in accordance with its terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in equity or at law).

3.4 Capitalization of MMT.

(a) As of the date hereof, the authorized capital stock of MMT consists of (i) Ninety Million (90,000,000) shares of Common Stock, par value $0.001 per share, of which 10,470,944 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and all of which have been issued and granted in compliance with all applicable securities laws and (in all material respects) other applicable Legal Requirements; and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share, none of which has been issued or is outstanding. MMT has no other authorized, issued or outstanding class of capital stock.

(b) Obligations. There are no obligations, contingent or otherwise, of MMT to repurchase, redeem or acquire shares of MMT.

(c) Options, Warrants, etc. As of the date hereof MMT has issued an aggregate of $870,000 in convertible notes, convertible into 497,143 shares of MMT’s common stock at a conversion price of $1.75 per share. There are no other existing options, rights, subscriptions, warrants, unsatisfied preemptive rights, calls or commitments relating to (i) the authorized and unissued capital stock of MMT, or (ii) any securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from MMT any shares of capital stock of MMT and no such convertible or exchangeable securities or obligations are outstanding.

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(d) Registration. The outstanding shares of the capital stock of MMT have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable securities laws of states of the United States.

(e) MMT Shares. The MMT Shares, when issued as provided in this Agreement, will be duly authorized and validly issued, fully paid and non-assessable, and will be free of any Liens or encumbrances and of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws or the Transaction documents.

3.5 Board Approval. The Board of Directors of MMT, by resolutions duly adopted at a meeting duly called and held at which a quorum was present or by the written consent in lieu of such a meeting, has approved this Agreement and the Transaction in accordance with the requirements of the State of Nevada.

3.6 No Material Adverse Change. There has been no change in the business, properties, assets, operations or condition (financial or otherwise) which has resulted or reasonably could be expected to result in or which MMT has reason to believe could reasonably be expected to result in a Material Adverse Effect on it, and MMT has no Knowledge of any such change that is threatened, nor has there been any damage, destruction or loss affecting the assets, properties, business, operations or condition (financial or otherwise), whether or not covered by insurance which has resulted or reasonably could be expected to result in or which MMT has reason to believe could reasonably be expected to result in a Material Adverse Effect on MMT.

3.7 Books and Records. The books and records, financial and otherwise, of MMT are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets and liabilities of MMT.

3.8 Litigation. There are no Legal Proceedings pending or, to the Knowledge of MMT, threatened against or involving MMT, or any of its respective property or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving MMT.

3.9 No Undisclosed Liabilities. MMT has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements which are, individually or in the aggregate, material to the business, results of operations or financial condition of SN.

3.10 Title to Properties; Absence of Liens. MMT has good and marketable title to all of its respective assets and properties, whether real, personal or fixed, free and clear of all Liens, except for Liens for Taxes not yet due and payable or which MMT is contesting in good faith and for which adequate reserves have been established.

3.11 Compliance with Laws. MMT is not in violation of, default under, or conflict with, any applicable Order or any Applicable Law, except for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect on MMT.

3.12 Intellectual Property. On the Effective Date MMT will not own, license or otherwise have any rights in or to any Intellectual Property.

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3.13 Non-Contravention. The execution and delivery of this Agreement and the Transaction documents by MMT, the performance by MMT of its obligations hereunder and thereunder, and the consummation of the Transaction contemplated hereby and thereby by such entities (A) do not and will not conflict with, or result in a breach or violation of (i) any provision of the charter or bylaws of any of MMT, (ii) any applicable laws, (iii) any material agreement, contract, lease, license or instrument to which MMT is a party or by which MMT or any of each of its properties or assets are bound and (B) will not result in the creation or imposition of any Lien upon any of the property or assets of MMT pursuant to any provision of any contract or Lien.

3.14 Consents and Approvals. Except for (i) those consents, approvals, authorizations, filings or notices set forth on Schedule 3.15, (ii) applicable requirements of the Securities Act or the Exchange Act, (iii) notices and filings in connection with the Transaction, no consent, approval or authorization of, filing with, or notice to, any Governmental Body is required by MMT in connection with the execution, delivery and performance by MMT of this Agreement, each and every agreement contemplated hereby, and the consummation by MMT of the Transaction.

3.15 Material Contracts. MMT is not in default under any Material Contract, nor to the Knowledge of MMT, does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder. To the Knowledge of MMT, no other party to any such Material Contract of MMT is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. No approval or consent of any person is needed in order that the Material Contracts of MMT shall continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

3.16 Taxes.

(a) Filing of Tax Returns. MMT has timely filed, or have had timely filed on their behalf, with the appropriate Taxing authorities all Tax Returns in respect of Taxes required to be filed by them. The Tax Returns filed (including any amendments thereof) are complete and accurate in all material respects. MMT has not requested any extension of time within which to file any Tax Return in respect of any Taxes, which Tax Return has not since been filed in a timely manner. To the Knowledge of MMT, no claim has ever been made by any Taxing authority in a jurisdiction where MMT does not file Tax Returns, or has Tax Returns filed on their behalf, that they are or may be subject to taxation by that jurisdiction, or liable for Taxes owing to that jurisdiction.

(b) Payment of Taxes. All Taxes owed by MMT (whether or not shown as due on any Tax Returns) have been paid in full or adequate reserves on their respective books and/or records have been established. MMT has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. MMT has made all required estimated Tax payments sufficient to avoid any underpayment penalties. The unpaid Taxes of MMT (A) do not, as of the Closing Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect the timing differences between book and Tax income) set forth on the face of MMT’s most recent balance sheets (rather than any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of MMT in filing, or having filed on their behalf, their Tax Returns. The charges, accruals and reserves on the books of MMT in respect of any liability for Taxes (x) based on or measured by net income for any years not finally determined, (y) with respect to which the applicable statute of limitations has not expired or (z) that has been previously deferred, are adequate to satisfy any assessment for such Taxes for any such years.

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(c) Audits, Investigations or Claims. There is no dispute or claim which has not been resolved concerning any Tax liability of MMT either (A) claimed or raised by any Taxing authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of MMT has Knowledge. There is no currently pending audit of any Tax Return of MMT by any Taxing authority, and MMT has not ever been notified in writing that any Taxing authority intends to audit any Tax Return of MMT. MMT has not executed any outstanding waivers or consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

(d) Lien. There are no encumbrances for Taxes (other than for current Taxes not yet due and payable) on any assets of MMT.

(e) Tax Elections. MMT (i) has not agreed, or are required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) have not made an election pursuant to Code Sections 338 or 336(e) or the regulations thereunder or any comparable provisions of any foreign or state or local income tax law; (iii) is not subject to any constructive elections under Code Section 338 or the regulations thereunder; (iv) has not made any payments, are obligated to make any payments, or are a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under §280G and §162(m) of the Code; and (v) has not made any of the foregoing elections or are required to apply any of the foregoing rules under any comparable state or local income Tax provision.

(f) Prior Affiliated Groups. MMT (A) has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code and (B) does not have any liability for the Taxes of any person under Treas. Reg. §1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(g) Tax Sharing Agreements. MMT is not a party to any Tax allocation, indemnity or sharing or similar agreement.

(h) Section 355. MMT has not distributed the stock of a “controlled corporation” (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

(i) Partnerships. MMT does not own an interest in a partnership for Tax purposes.

3.18 Environmental Matters. (i) MMT is in compliance in all material respects with applicable Environmental Laws; (ii) MMT has all Permits required pursuant to Environmental Laws and are in compliance in all material respects with the terms thereof; (iii) there are no past or present events, activities, practices, incidents, actions or plans in connection with the operations of MMT which have given rise to or are reasonably likely to give rise to any liability on the part of MMT under any Environmental Law; (iv) MMT has not generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Environmental Laws; and (v) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of MMT or the use of any property or facility by MMT, or to the Knowledge of MMT, any nearby or adjacent properties, in each case, which has created or might reasonably be expected to create any material liability under any Environmental Law or which would require reporting to or notification of any Governmental Body.

3.19 Real Property. MMT has not owned any real property or any interest in any real property.

3.20 Broker’s Fees. No broker, finder, agent or similar intermediary has acted on behalf of MMT in connection with this Agreement or the Transaction, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with MMT.

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3.21 Labor Matters. MMT is not now, and has not been in the last five years, bound by or party to any collective bargaining agreement and, to the Knowledge of MMT, no application for certification of a collective bargaining agent is pending. MMT is in compliance with all Applicable Laws applicable to MMT affecting employment practices and terms and conditions of employment.

3.22 Full Disclosure. This Agreement (including the information contained in the disclosure schedules) and the Reports, do not (i) with respect to MMT, contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) with respect to MMT, omit to state any material fact necessary in order to make the representations, warranties and information contained herein (including the information contained in the disclosure schedules) and the Reports, in the context in which made or provided, not false or misleading.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business by SN and MMT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date (as herein defined), the Shareholders, on behalf of SN, and MMT shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present managers, officers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as permitted or required by the terms of this Agreement, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, SN and MMT shall not do any of the following:

(a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of SN or MMT, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall SN or MMT license on an exclusive basis or sell any Intellectual Property of SN or MMT, as applicable;

(d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or Shareholders interest of SN and MMT, as applicable;

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(f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock, or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock or Shares, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock, shares or convertible or exchangeable securities;

(g) Except as provided herein or as disclosed to the other party, amend its Charter Documents;

(h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of MMT or SN, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services;

(i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

(j) Incur any indebtedness for borrowed money in excess of $1,000 in the aggregate, except for indebtedness incurred in connection with the purchase of endoscopy equipment, or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of MMT or SN, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any manager, director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its managers, directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

(l) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of SN or of MMT, as applicable, or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which SN is a party or of which SN is a beneficiary or to which MMT is a party or of which MMT is a beneficiary, as applicable;

(m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Contract of SN or MMT, as applicable, or other material contract or material agreement to which SN or MMT is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n) Except as appropriate to fairly represent SN’s financial condition or results of operations, revalue any of its assets or adjust its revenue or expenses;

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(o) Incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $10,000 in any 12 month period;

(p) Settle any litigation for a total sum of greater than $10,000;

(q) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(r) Form, establish or acquire any Subsidiary;

(s) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

(t) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (s) above.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1. Compliance with Laws. The Shareholders, SN and MMT shall cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable of all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Shareholders and MMT shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, and any Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.

5.2 Required Information. The Shareholders, on behalf of SN, and MMT each shall, upon request by the other, furnish the other with all information concerning themselves, their respective Subsidiaries, managers, directors, officers and Shareholders and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of SN and MMT to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

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5.3 Reasonable Efforts; Notification.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, if any takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, the parties hereto shall use commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require either of the parties hereto to agree to any divestiture by itself or any of its affiliates of shares of capital stock, Shareholders interest or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

(b) The Shareholders agree to monitor and amend the Disclosure Schedule through Closing as information becomes available which warrants inclusion in the Disclosure Schedule.

(c) MMT shall give prompt notice to the Shareholders upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of MMT to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VI would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

5.4 Business Records. At Closing, SN shall cause to be delivered to MMT all records and documents relating to SN including, without limitation, books, records, government filings, Returns, Charter Documents, Corporate Records, Stock Records, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with SN ("Business Records").

5.5 Employment Agreement. At Closing MMT and Josh Haupt shall enter into an employment agreement for Josh Haupt to serve as Chief Cultivation Officer of Medicine Man Consulting, Inc. following the Effective Date. A copy of the Employment Agreement is attached as Exhibit “A” to this Agreement and incorporated herein as if set forth.

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ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, in any jurisdiction in which SN or MMT has material operations relating to the transactions contemplated hereby will have expired or terminated early.

(b) Failure to Deliver Audit. SN shall fail to deliver the independent audit of its financial statements discussed above in Section 2.10.

6.2 Additional Conditions to Obligations of Shareholders. The obligations of the Shareholders to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Shareholders:

(a) Representations and Warranties. Each representation and warranty of MMT contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date.

(b) Agreements and Covenants. MMT shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of MMT) does not, or will not, constitute a Material Adverse Effect with respect to MMT taken as a whole.

(c) Consents. MMT shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on MMT taken as a whole.

(d) Material Adverse Effect. No Material Adverse Effect with respect to MMT shall have occurred since the date of this Agreement.

(e) Other Deliveries. At Closing, MMT shall have delivered to the Shareholders: (i) certificates representing the MMT Shares of Common Stock to Shareholders in accordance with Section 1.4, (ii) the Employment Agreement in the form attached as Exhibit “A”, and (iii) such other documents or certificates as shall reasonably be required by the Shareholders and their counsel in order to consummate the transactions contemplated hereunder.

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6.3 Additional Conditions to the Obligations of MMT. The obligations of MMT to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by MMT:

(a) Representations and Warranties. Each representation and warranty of the Shareholders contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Effective Date with the same force and effect as if made on and as of the Closing.

(b) Agreements and Covenants. The Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Shareholders) does not, or will not, constitute a Material Adverse Effect on SN.

(c) Consents. SN shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on SN.

(d) Material Adverse Effect. No Material Adverse Effect with respect to SN shall have occurred since the date of this Agreement.

(e) Other Deliveries. At Closing, the Shareholders shall have delivered to MMT: (i) certificates representing the Shares owned by the Shareholders, together with stock powers or other assignments or documents to effectuate transfer of the SN Shares in accordance with Section 1.3; (ii) evidence of properly conducted meetings or legally authorized consents of SN’s Shareholders and Directors authorizing the matters referenced herein, including the approval of the share exchange herein; and (iii) such other documents or certificates as shall reasonably be required by MMT and its counsel in order to consummate the transactions contemplated hereunder.

6.4 Additional Conditions to the Obligations of SN and Shareholders. The obligations of SN and Shareholders to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Effective Date of each of the following conditions, any of which may be waived, in writing, exclusively by SN and Shareholders:

(a) Representations and Warranties. Each representation and warranty of MMT contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Effective Date with the same force and effect as if made on and as of the Closing.

(b) Agreements and Covenants. MMT shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of MMT) does not, or will not, constitute a Material Adverse Effect on MMT.

(c) Consents. MMT shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on MMT.

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(d) Material Adverse Effect. No Material Adverse Effect with respect to MMT shall have occurred since the date of this Agreement.

(e) Other Deliveries. At Closing, MMT shall have delivered to SN and the Shareholders: (i) the stock certificates for the MMT Shares (ii) such other documents or certificates as shall reasonably be required by SN and its counsel in order to consummate the transactions contemplated hereunder.

6.5 Shareholders’ Indemnification Obligation with Respect to Representations. The Shareholders hereby indemnify and hold harmless, and agree to indemnify and hold harmless (from and after the Closing) MMT and its respective directors, officers, Shareholders, employees and agents (collectively, the "MMT Indemnified Parties") against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the MMT Indemnified Parties based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty contained in Article II of this Agreement by the Shareholders which is not set forth on the Disclosure Schedule, or any statement, agreement or covenant made by the Shareholders in or pursuant to this Agreement, any Exhibit or Schedule hereto or thereto, or any certificate or document delivered by such Shareholders at the Closing, and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the MMT Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the MMT Indemnified Parties in enforcing their rights pursuant to this Section 6.5) (collectively, the "Damages" for purposes of this Section 6.5).

An MMT Indemnified Party may apply all demands or claims for indemnification under this Article against any payment to be made by or on behalf of such MMT Indemnified Party or any of its Affiliates to or for the account of the Shareholders by means of set-off, reduction or otherwise. No MMT Indemnified Party shall be required to make any claim or demand against any other Person prior to the making of any claim or demand for indemnification or at any other time. The rights of the MMT Indemnified Parties under this Section 6.5 are in addition to such other rights and remedies which they may have under this Agreement or otherwise. The amount of any and all Damages suffered by MMT Indemnified Parties under this Section 6.5 shall be recovered, and all claims of MMT Indemnified Parties pursuant to this Section 6.5 shall be brought by MMT on behalf of such MMT Indemnified Parties.

Notwithstanding any other provision of this Agreement, no demand or claim for indemnification under this Section 6.5 may be made (i) after the date six (6) months following the Closing Date, or (ii) if such claim or demand is covered by existing MMT or SN business insurance policy(ies).

For purposes of this Agreement, (1) the term "Misrepresentation Claim" means a claim or demand for indemnification based upon, resulting from or arising out of any material breach or inaccuracy of a warranty or representation and such material breach or inaccuracy was the direct and primary cause of the Damages for which indemnification is sought; and (2) the term "Knowledge" means in respect of any Misrepresentation Claim, as of the Closing Date or at any time prior thereto, (a) actual knowledge by one of the Shareholders of the material breach or inaccuracy upon which such Misrepresentation Claim is based or (b) actual knowledge of facts which would cause a reasonable person, having knowledge and a full understanding of the terms of this Agreement, to be aware of or recognize the material breach or inaccuracy upon which the Misrepresentation Claim is based.

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6.6 Indemnification Obligation with Respect to MMT Representations. MMT hereby indemnifies and hold harmless, and agree to indemnify and hold harmless, the Shareholders, and their respective heirs, representatives and agents (collectively, the “Shareholders Indemnified Parties”) from and after the Closing, against (i) any and all liabilities, obligations (including Guaranty Obligations, as defined below), losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the Shareholders Indemnified Parties, based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty by MMT contained in this Agreement, or any agreement or covenant made by MMT in or pursuant to this Agreement, or in any Exhibit or Schedule hereto or thereto, or any certificate or document delivered by MMT at the Closing hereof, whether caused by the actions or inactions MMT following Closing), and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the Shareholders Indemnified Parties in connection with the foregoing (including, without limitation, any cost or expense incurred by the Shareholders Indemnified Parties in enforcing his rights pursuant to this Section 6.6) (collectively, the "Damages").

MMT’s indemnification obligation set forth in this Section 6.6 extends to any personal guaranty of any SN obligation by either of the Shareholders (“Guaranty Obligations”). As such, MMT shall (i) pay off the Wells Fargo LOC at Closing, and (ii) make reasonable efforts to remove the Shareholders as personal guarantor(s) of any SN obligations. Furthermore, in the event that any assets of either Shareholder are posted as security for any SN obligation, MMT shall also make reasonable efforts to pay off such obligation or shall post its own assets to replace those posted by Shareholders.

The Shareholders Indemnified Parties shall not be required to make any claim or demand against any other Person prior to the making of any claim or demand for indemnification or at any other time. The rights of the Shareholders Indemnified Parties under this Section 6.6 are in addition to such other rights and remedies which they may have under this Agreement or otherwise.

Notwithstanding any other provision of this Agreement, except for any Misrepresentation Claim with respect to which MMT had Knowledge, no demand or claim for indemnification under this Section 6.6 may be made after six (6) months following the Closing Date. No demand or claim for indemnification under this Section 6.6 for any Misrepresentation Claim may be made after the first anniversary of the Closing Date if MMT had Knowledge with respect to such Misrepresentation Claim.

6.7 Procedure for Indemnification Claims.

(a) The MMT Indemnified Parties and the Shareholders Indemnified Parties are referred to collectively herein as "Indemnified Parties", and the Persons from whom indemnification is sought pursuant to this Article VI are referred to herein as "Indemnifying Parties."

(b) If at any time an Indemnified Party determines to assert a right to indemnification hereunder, the Indemnified Party shall give to the Indemnifying Party written notice describing the matter for which indemnification is sought in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to a matter the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the matter. The failure of an Indemnified Party to give notice of any matter to the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party may have to any Indemnified Party.

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(c) Within 15 days after receipt of the notice referred to in clause (b) above, the Indemnifying Party from whom indemnification is sought shall (i) if true, acknowledge in writing his responsibility for all or part of such matter, and shall pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or take such other action as is reasonably satisfactory to the Indemnified Party to resolve any such matter that involves anyone not a party hereto, or (ii) give written notice to the Indemnified Party of his intention to dispute or contest all or part of such responsibility. Upon delivery of such notice of intention to contest, the parties shall negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter. Failure to respond to a notice claiming indemnification shall be deemed a denial of responsibility therefore.

(d) In the event that the Indemnified Party is required to expend any amount in enforcing his, her or its rights of indemnification hereunder, the Indemnifying Parties will, jointly and severally, promptly upon request, pay such amounts to the Indemnified Party if indemnification is required to be made hereunder.

(e) Each Indemnifying Party shall have the right to employ separate counsel in any action or claim which is brought against any Indemnified Party in respect of which indemnity may be sought from it, and to participate in the defense of such action or claim, if such Indemnifying Party confirms in writing its responsibility for such action or claim; provided, however, that (i) the Indemnified Party or Parties shall retain control of such action or claim and (ii) the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of MMT and the Shareholders;

(b) by either MMT or the Shareholders if the Transaction shall not have been consummated by ________________, 2017 (“Closing Deadline”) for any reason;

(c) by either MMT or the Shareholders if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable;

(d) by the Shareholders, upon a material breach of any representation, warranty, covenant or agreement on the part of MMT set forth in this Agreement, or if any representation or warranty of MMT shall have become materially untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in MMT's representations and warranties or breach by MMT is curable by MMT prior to the Closing Date, then the Shareholders may not terminate this Agreement under this Section 7.1(d) for thirty (30) days after delivery of written notice from Shareholders to MMT of such breach, provided MMT continues to exercise commercially reasonable efforts to cure such breach (it being understood that Shareholders may not terminate this Agreement pursuant to this Section 7.1(d) if they shall have also materially breached this Agreement or if such breach by MMT is cured during such thirty (30)-day period); or

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(e) by MMT, upon a material breach of any representation, warranty, covenant or agreement on the part of the Shareholders set forth in this Agreement, or if any representation or warranty of the Shareholders shall have become materially untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Shareholders' representations and warranties or breach by the Shareholders is curable by the Shareholders prior to the Closing Date, then MMT may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from MMT to the Shareholders of such breach, provided the Shareholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that MMT may not terminate this Agreement pursuant to this Section 7.1(e) if it shall have materially breached this Agreement or if such breach by the Shareholders is cured during such thirty (30)-day period).

(f) by MMT, in its sole and absolute discretion, if following the Effective Date, the net assets or the annual revenue of SN as included in the independent audit of SN to be provided within seventy (70) days from the Effective Date, deviate by more than ten percent (10%) from the unaudited financial information provided by SN pursuant to Section 2.10 herein.

7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon (or, if the termination is pursuant to Section 7.1(d) or Section 7.1(e) and the proviso therein is applicable, thirty (30) days after the party in breach fails to cure the breach) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except (i) as set forth in this Section 7.2, Section 7.3 and Article VIII (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

7.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated.

7.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of MMT, SN and the Shareholders.

7.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the addresses indicated above, or such other address as a party may so designate in the future, in writing.

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8.2 Interpretation.

(a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity, if any, taken as a whole, it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, or (c) changes affecting the industry generally in which SN or MMT operate.

(c) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

8.3 Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted electronically or by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, an electronic, facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a computer, facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

8.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

8.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.6 Survival. All representations, warranties, agreements and covenants contained in or made pursuant to this Agreement, or any Exhibit or Schedule hereto or thereto or any certificate delivered at the Closing, shall survive (and not be affected by) the Closing, but all claims made by virtue of such representations, warranties, agreements and covenants shall be made under, and subject to the limitations set forth in this Article VIII.

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8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.10 Assignment. No party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 8.10, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

8.11 Attorneys Fees. The prevailing party in any litigation, arbitration, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party all costs, expenses, and attorney’s fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and attorney’s fees.

(Balance of page intentionally left blank – signature page follows.)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

MEDICINE MAN TECHNOLOGIES INC.

By: s/ Andrew Williams

Andrew Williams, President

SUCCESS NUTRIENTS, INC.

By: s/ Joshua Haupt

Joshua Haupt, President

SHAREHOLDERS:

s/ Nicholas F. Costello

Nicholas F. Costello

s/ Angelo Harris

Angelo Harris

s/ Terence A. Fitch

Terence A. Fitch

s/ Gregory S. Schneider

Gregory S. Schneider

s/ Michael J. Walsh

Michael J. Walsh

s/ Brent D. Emerson

Brent D. Emerson

s/ Gregory E. Gluckman

Gregory E. Gluckman

s/ Maxwell J. Statler

Maxwell J. Statler

s/ Jorge M. Vivanco

Jorge M. Vivanco

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s/ Brian T. Herrmann

Brian T. Herrmann

s/ Paul E. Dowell

Paul E. Dowell

s/ Christopher E. Freiboth

Christopher E. Freiboth

s/ Brenda Billings

Brenda Billings

s/ Paula D. Upton

Paula D. Upton

s/ Christopher J. Lynch

Christopher J. Lynch

s/ Micah L. Mitchell

Micah L. Mitchell

s/ Adam A. Delorme

Adam A. Delorme

s/ Sean E. McMechen

Sean E. McMechen

s/ Cole R. Marone

Cole R. Marone

s/ Scott A. Rickard

Scott A. Rickard

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